Exhibit 10.2

GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT (the “Guarantor Joinder and Assumption Agreement”) is made as of October 5, 2010, by RHINO RESOURCE PARTNERS LP, a Delaware limited partnership(the “New Guarantor”).

Background

Reference is made to (i) the Credit Agreement by and among RHINO ENERGY LLC, a Delaware limited liability company, formerly known as CAM Holdings LLC (the “Borrower”), each of the Guarantors now or hereafter party thereto (the “Guarantors”), the Lenders now or hereafter party thereto (the “Lenders”) and PNC Bank, National Association, in its capacity as agent for the Lenders (in such capacity, the “Agent”), dated as of August 30, 2006; as amended by that certain First Amendment to Credit Agreement, dated as of December 28, 2006; as amended by that certain Second Amendment to Credit Agreement and Consent, dated as of March 8, 2007; as amended by that certain Third Amendment to Credit Agreement, dated as of February 29, 2008; as amended by that certain Fourth Amendment to Credit Agreement, dated as of May 15, 2008; as amended by that certain Fifth Amendment to Credit Agreement, dated June 1, 2008; as amended by that certain Sixth Amendment to Credit Agreement and Amendment to Fifth Amendment to Credit Agreement, dated November 4, 2008; as amended by that certain Seventh Amendment to Credit Agreement, dated as of March 31, 2009, as amended by that certain Eighth Amendment to Credit Agreement, dated as of June 30, 2010 (the “Eighth Amendment”) (as the same may be amended, restated, supplemented or modified from time to time, collectively, the “Credit Agreement”), (ii) the Guaranty and Suretyship Agreement, dated as of August 30, 2006 (as the same may be amended, restated, supplemented or modified from time to time, the “Guaranty”), of the Guarantors in favor of the Agent as agent for the Lenders and (iii) the other Loan Documents referred to in the Credit Agreement (as the same may be amended, restated, supplemented or modified from time to time, the “Loan Documents”).

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein.

In consideration of the value of the synergistic and other benefits received by New Guarantor as a result of being or becoming affiliated with the Borrower and the Guarantors, New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of: (i) a “Loan Party” and a “Guarantor”, jointly and severally with the existing Loan Parties and Guarantors under the Credit Agreement and (ii) a “Guarantor”, jointly and severally with the existing Guarantors under the Guaranty; and New Guarantor hereby agrees that from the date hereof and for so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration or termination of all Letters of Credit, Lender-Provided Interest Rate Hedges, and Lender-Provided Commodity Hedges, and the performance of all other obligations of the Loan Parties under the Loan Documents, New Guarantor assumes the obligators of a Guarantor under, and New Guarantor shall, except to the extent otherwise expressly provided for therein, perform, comply with, and be subject to and bound by each of the terms and provisions and waivers of the Credit Agreement and the Guaranty, jointly and severally with the existing parties thereto.  Without limiting the generality of the foregoing, New Guarantor hereby represents and warrants that (a) each of the representations and warranties set forth in Section 6 of the Credit Agreement applicable to a Loan Party and a Guarantor, as the case may be, is true and correct as to New Guarantor on and as of the date hereof and (b) New Guarantor has heretofore received a true and correct copy of the Credit Agreement and the Guaranty and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Agent the Credit Agreement and the Guaranty.

New Guarantor is simultaneously delivering to the Agent all documents, together with this Guarantor Joinder and Assumption Agreement, required to be delivered to the Agent under Section 5 of the Eighth Amendment.

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement and the Credit Agreement.

New Guarantor acknowledges and agrees that a telecopy or electronic transmission to the Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.

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[SIGNATURE PAGE - GUARANTOR JOINDER AND ASSUMPTION AGREEMENT]

NEW GUARANTOR SHALL CAUSE BORROWER TO PROVIDE SUCH ADDITIONAL DOCUMENTS AS MAY BE REQUIRED PURSUANT TO SECTION 5 OF THE EIGHTH AMENDMENT.

IN WITNESS WHEREOF, and intending to be legally bound hereby, New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Agent for the benefit of the Lenders, as of the date and year first above written, with the intention that this Guarantor Joinder and Assumption Agreement constitute a sealed instrument.

RHINO RESOURCE PARTNERS LP, a Delaware limited partnership

		By:	Rhino GP LLC, a Delaware
limited liability company, its general partner

			By:	/s/ Richard A. Boone
				Name:	Richard A. Boone
				Title:	Senior Vice President and
Chief Financial Officer

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION,
a national banking association, s Agent

By:	/s/ Richard C. Munsick
Name: Richard C. Munsick
Title: Senior Vice President